Exhibit 23.1
LENNING & CO., INC.
CERTIFIED PUBLIC ACCOUNTANTS

18377 Beach Blvd., Ste. 211
Huntington Beach, CA 92648
(714) 893-0646
Fax (714) 596-7152

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Pacific Gold Corporation on Form S-1 of our audit report, dated August 12, 2011, relating to the accompanying audited financial statements (and related statements included there in) as of July 29, 2011 which appears in such Registration Statement.

August 12, 2011